Exhibit 10.26.7

SIXTH AMENDMENT TO

STOCK PURCHASE AGREEMENT

DATED AS OF AUGUST 15, 2011

between

MIDDLEFIELD BANC CORP.

and

BANK OPPORTUNITY FUND LLC

Dated as of August 23, 2012

This SIXTH AMENDMENT TO THE STOCK PURCHASE AGREEMENT, dated as of August 23, 2012 (this “Amendment”), is entered into by and between Middlefield Banc Corp., an Ohio corporation (the “Company”), and Bank Opportunity Fund LLC, a Delaware limited liability company (the “Purchaser”). Certain capitalized terms used herein are defined in Section 7.17 of the Original Agreement (as hereafter defined).

RECITALS

WHEREAS, the Company and the Purchaser entered into a Stock Purchase Agreement, dated as of August 15, 2011 (the “Original Agreement”), providing for the purchase by the Purchaser of shares of the Company’s common stock, without par value (the “Common Stock”), at a per share offering price of $16.00; and

WHEREAS, the Company and the Purchaser entered into the following amendments to the Original Agreement: (i) the First Amendment to the Stock Purchase Agreement, dated as of September 29, 2011 (the “First Amendment”); (ii) the Second Amendment to the Stock Purchase Agreement, dated as of October 20, 2011 (the “Second Amendment”); (iii) the Third Amendment to the Stock Purchase Agreement, dated as of November 28, 2011 (the “Third Amendment”); (iv) the Fourth Amendment to the Stock Purchase Agreement, dated as of December 21, 2011 (the “Fourth Amendment”); and (v) the Fifth Amendment to the Stock Purchase Agreement, dated as of April 17, 2012 (the “Fifth Amendment”); and the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment is herein referred to as the “Agreement”); and

WHEREAS, the Company and the Purchaser mutually desire to further amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, the Parties agree as follows:

1. Article I, Section 1.01, subsection (c) of the Agreement is hereby deleted in its entirety and the following new Section 1.01, subsection (c) is inserted in place thereof:

(c) At the Subsequent Closing (as defined in Section 1.02), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a number of Shares of Common Stock that, when added to the number of Shares of Common Stock purchased by the Purchaser pursuant to Sections 1.01(a) and (b), equals 24.99% of the Company’s total outstanding shares of Common Stock as of the Subsequent Closing Date (as defined in Section 1.02), rounded down to the nearest whole share (which such amount shall include any shares issued to Purchaser pursuant to the Offering). In consideration, the Purchaser shall pay to the Company a purchase price per share of the Common Stock purchased of (i) $19.00 if the Subsequent Closing occurs on or before November 30, 2012 or (ii) the greater of (x) $19.00 and (y) 75% of the Company’s tangible book value per share as of the most recent reporting period if the Subsequent Closing occurs after November 30, 2012.

2. Article I, Section 1.02, subsection (a) of the Agreement is hereby deleted in its entirety and the following new Section 1.02, subsection (a) is inserted in place thereof:

(a) The closing of the sale and purchase contemplated by Section 1.01(a) shall take place immediately after the execution of this Agreement (such closing being referred to herein as the “Initial Closing” and the date of the Initial Closing being referred to herein as the “Initial Closing Date”). The closing of the sale and purchase contemplated by Section 1.01(b) shall take place on the third business day following the satisfaction or waiver of the conditions applicable to such closing and set forth in Article VI (other than those conditions that by their nature are to be satisfied at such Closing), which date shall not be later than April 30, 2012 (such closing being referred to herein as the “Follow-On Closing” and the date of the Follow-On Closing being referred to herein as the “Follow-On Closing Date”). The closing of the sale and purchase contemplated by Section 1.01(c) shall take place on the third business day following the satisfaction or waiver of the conditions applicable to such closing and set forth in Article VI (other than those conditions that by their nature are to be satisfied at such Closing), such closing being referred to herein as the “Subsequent Closing” and the date of the Subsequent Closing being referred to herein as the “Subsequent Closing Date”. Unless otherwise specified, the term “Closing” shall apply to each closing and the term “Closing Date” shall apply to the dates of each Closing.

3. Article II, Section 2.03, subsection (a) of the Agreement is hereby modified to substitute “1,977,321 shares” for “1,747,060 shares” in the first sentence of such subsection and to substitute “88,354 shares” for “90,528 shares” in the third sentence of such subsection.

4. Article II, Section 2.03, subsection (b) of the Agreement is hereby deleted in its entirety and the following new Section 2.03, subsection (b) is inserted in place thereof:

(b) There is no commitment by the Company or either of the Banks to issue shares, Equity Rights, or other such rights or to distribute to holders of any of its equity securities, any evidence of indebtedness or any Asset, and no agreements, Contracts, or other proposals with respect thereto are to the Knowledge of Company currently being contemplated by the Company or the Banks, except as otherwise set forth herein and except for issuances of shares under the Company’s stock option plans or the Company’s dividend reinvestment plan. The Company and the Banks have no obligation (contingent or other) to purchase, repurchase, redeem, retire or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

5. Article II, Section 2.28 of the Agreement is hereby deleted in its entirety and “[reserved]” is inserted in place thereof.

6. Article III, Section 3.05 of the Agreement is hereby deleted in its entirety and the following new Section 3.05 is inserted in place thereof:

Section 3.05 Company Shares. As of August 8, 2012, an Affiliate of the Purchaser owned 196,635 shares of the Company’s capital stock and, other than such Affiliate’s intention to transfer such Affiliate’s shares of the Company’s capital stock to the Purchaser in connection with the consummation of the purchase contemplated by Section 1.01(c) hereof, neither such Affiliate nor the Purchaser has entered into any agreement or understanding with any Person to purchase or sell shares of the Company’s capital stock or any agreement or understanding concerning the voting or disposition of Company capital stock or rights to acquire Company capital stock.

7. Article IV, Section 4.01, subsections (e) and (f) of the Agreement are hereby deleted in their entirety and the following new subsections (e) and (f) are inserted in place thereof:

(e) (i) split, combine, or reclassify any of the shares of Company’s Common Stock; (ii) declare, set aside, or pay any dividend or other distribution in respect of any of the Company’s securities, but dividends that are consistent with past practices shall not require the Purchaser’s consent; or (iii) repurchase, redeem, or otherwise acquire any of the Company’s securities;

(f) other than the Offering, and any other agreements to issue shares to investors to which the provisions of Section 4.07 may apply, issue or commit to issue any additional shares of the Company’s Common Stock, capital stock or other securities of any kind (whether through the issuance or granting of options, warrants, commitments, subscriptions, stock appreciation rights, rights to purchase or any other Equity Rights, but the Purchaser’s consent shall not be required for issuances of shares under the Company’s dividend reinvestment plan or issuances under the Company’s stock option plans consistent with past practice); or amend in any respect any of the terms of any such Common Stock outstanding as of the date of this Agreement; or

8. Article IV, Section 4.03 is hereby amended to add the following paragraph as a second paragraph of text:

The Purchaser shall, as promptly as practicable, advise the Company and its counsel of all material communications with the Federal Reserve or the ODFI concerning the subject matter of this Agreement or the transactions contemplated by this Agreement, including but not limited to providing to the Company and its counsel a complete copy of all written correspondence, regulatory applications, notices, e-mail correspondence, written requests from either the Federal Reserve or the ODFI for additional information or for clarification of materials submitted; provided, however, with the exception of requests for information relating to the Purchaser’s and its Affiliates’ financial ability to meet its Closing obligations under this Agreement, nothing contained herein shall be construed to require the Purchaser to disclose to the Company or its counsel any information hereunder that constitutes an attorney-client privileged communication or information that is of a confidential or proprietary nature relating to the Purchaser or any of its Affiliates, including but not limited to personal financial information such as information contained in any Interagency Biographical and Financial Statement. The Purchaser shall be entitled to redact from any such information provided to the Company or its counsel any identifying confidential information, such as brokerage account numbers, taxpayer identification numbers, etc. The Purchaser shall provide to the Company a copy of any amendment or supplement of the Confidential Offering Memorandum dated August, 2011, and Operating Agreement of the Purchaser that the Purchaser provides to the Federal Reserve or the ODFI at any time prior to the Subsequent Closing.

9. Article IV, Section 4.04 of the Agreement is hereby modified by deleting the word “unanimously” in the second sentence thereof.

10. Article IV, Section 4.14 is hereby deleted in its entirety and the following new Section 4.14 is inserted in place thereof:

Section 4.14 Avoidance of Control.

(a) Notwithstanding anything to the contrary in this Agreement, the Company shall not take any action (including any redemption, repurchase, or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Purchaser is not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Purchaser’s pro rata proportion) that would cause the Purchaser’s ownership of voting securities (as defined in the BHC Act) to increase above 24.99%, without the prior written consent of the Purchaser, or to increase to an amount that would constitute “control” under the BHC Act, or otherwise cause the Purchaser to “control” the Company under and for purposes of the BHC Act.

(b) In the event that the Company breaches its obligations under Section 4.14 (a) or believes that it is reasonably likely to breach such obligations, it shall notify the Purchaser as promptly as practicable and shall cooperate in good faith with the Purchaser to modify any ownership or other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

(c) Without the prior written consent of the Company, the Purchaser shall not, and shall cause its Affiliates not to, purchase or otherwise acquire shares of Common Stock that would result in the Purchaser and its Affiliates collectively owning in excess of 24.99% of the issued and outstanding shares of Common Stock; provided, however, the foregoing restriction shall terminate if the Company or any of its banking Subsidiaries:

(i)	is subject to any cease-and-desist or other order, or is a party to any written agreement or consent agreement issued under the authority of Section 8(b) of the Federal Deposit Insurance Act if the formal enforcement agreement with the FDIC or the Federal Reserve relates to capital adequacy; or

(ii)	is required to submit a capital restoration plan under the authority of Section 38 of the Federal Deposit Insurance Act; or

(iii)	any comparable formal enforcement agreement with the ODFI under applicable Ohio Law.

(d) Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not have the ability to exercise any voting rights of any securities in excess of 24.99% of the total outstanding voting securities (as defined in the BHC Act) of the Company unless the Purchaser has received the necessary approvals, Consents or non-objections from the appropriate Regulatory Authorities to exercise such voting rights.

11. Article IV, Section 4.15, subsection (a) of the Agreement is hereby deleted in its entirety and the following new Section 4.15(a) is inserted in place thereof:

Section 4.15 Legend. (a) The Purchaser agrees that all certificates or other instruments representing the Shares subject to this Agreement shall bear a legend substantially to the following effect, until such time as they are not required under Section 4.15(b):

“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT, AS AMENDED, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

12. Article VI, Section 6.01, subsection (l) of the Agreement is hereby deleted in its entirety and the following new Section 6.01, subsection (l) is inserted in place thereof:

(l) Purchaser’s Rights and Voting Agreement. The Company and the Existing Shareholders (as defined in the Purchaser’s Rights and Voting Agreement, as amended) shall have executed and delivered the Purchaser’s Rights and Voting Agreement, as amended.

13. Article VI, Section 6.02, subsection (i) of the Agreement is thereby deleted in its entirety and the following new Section 6.02, subsection (i) is inserted in place thereof:

(i) Purchaser’s Rights and Voting Agreement. The Purchaser shall have executed and delivered the Purchaser’s Rights and Voting Agreement, as amended.

14. Article VII, Section 7.02 of the Agreement is hereby deleted in its entirety and the following new Section 7.02 is inserted in place thereof:

Section 7.02 Survival of Representations and Covenants. Except as otherwise provided herein, the respective representations, warranties, covenants and agreements of the Parties shall survive for twelve (12) months after the Closing, except for this Section 7.02 and Sections 4.06(c), 4.14, 7.01 and Article V, which shall survive indefinitely or until satisfied.

15. Article VIII, Section 8.01, subsection (d) of the Agreement is hereby deleted in its entirety and the following new Section 8.01, subsection (d) is inserted in place thereof:

(d) by written notice by the Company or the Purchaser, as the case may be, in the event the Subsequent Closing has not occurred on or prior to November 30, 2012, for any reason other than delay or nonperformance of or breach by the Party seeking such termination. Notwithstanding the foregoing, in the event that the Company and the Purchaser have not been advised by the ODFI or Federal Reserve that the approvals, Consents or non-objections from the appropriate Regulatory Authorities necessary to consummate the transactions and agreements set forth in this Agreement are unlikely to be received, then the date set forth in the immediately preceding sentence shall be extended up to a maximum of 45 additional days.

16. Except as expressly amended hereby, the terms and provisions of the Agreement remain in full force and effect in all respects, and are expressly incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail. This Amendment shall not affect any rights or obligations of the parties existing on or prior to the date hereof; provided, however, insofar as the Purchaser’s Rights and Voting Agreement, dated as of August 15, 2011 (as amended), imposes rights, duties, and obligations on the parties hereto, such rights, duties and obligations shall be governed solely by the Amendment to the Amended and Restated Purchaser’s Rights and Voting Agreement, dated as of even date herewith.

17. A facsimile or electronic copy of any counterpart of this Amendment with a signature of a Party hereto shall be given the same legal effect as the original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Amendment as of the day and year first above written.

COMPANY:

MIDDLEFIELD BANC CORP.

By:	/s/ Thomas G. Caldwell

Name:	Thomas G. Caldwell
Title:	President and Chief Executive Officer

PURCHASER:

BANK OPPORTUNITY FUND LLC

By:	Bank Acquisitions LLC,
its managing member

By:	/s/ Richard J. Perry, Jr.

Name:	Richard J. Perry, Jr.
Title:	Managing Member

[Signature Page to Sixth Amendment to the Stock Purchase Agreement]